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                                                                   Exhibit 23.02



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 1998, with respect to the consolidated financial statements of ATMI, Inc. included in the proxy statement for NOW Technologies, Inc. and in the Registration Statement (No. 333-51333) on Form S-4 and related Prospectus of ATMI, Inc. for the registration of 1,586,164 shares of its common stock.



                                                /s/ Ernst & Young LLP


Stamford, Connecticut
June 12, 1998